UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 28, 2013
(Date of earliest event reported)

American Public Education, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33810	01-0724376
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 W. Congress Street Charles Town, West Virginia	25414	304-724-3700
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.

On August 28, 2013, American Public Education, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with National Education Seminars, Inc., an Ohio corporation operating as Hondros College, Nursing Programs (“HCON”), the stockholders of HCON, and the founders of HCON.

Pursuant to the terms of the Agreement, the Company has agreed to purchase all of the capital stock of HCON for an aggregate purchase price of $46,000,000, subject to working capital adjustments to reflect, in part that neither cash nor bank debt will be acquired or assumed.

The Agreement contains customary representations and warranties, which will generally survive the closing until and through the fifth anniversary of the closing date.  Other than with respect to limited fundamental representations, the indemnification obligations of the selling stockholders of HCON are secured by, and generally limited to, a $6,900,000 escrow account, which account will be reduced over time.

Closing of the transaction is subject to the satisfaction of various closing conditions, including reviews by the U.S. Department of Education and other licensing, regulatory and accreditor bodies.  After the closing of the transaction, the change of control of HCON will also be subject to further customary licensing, regulatory and accreditor approvals.  The Agreement contains customary termination provisions, including that the Company and the stockholders of HCON have the right to terminate the Agreement if the closing has not happened by specified dates, which dates may be extended to March 14, 2014 if necessary to satisfy certain closing conditions related to required consents and approvals.

Section 7 – Regulation FD
Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release announcing the transaction is attached hereto as Exhibit 99.1 and slides to be used by the Company during an investor relations conference call concerning the transaction are attached hereto as Exhibit 99.2, and are incorporated into this Item 7.01 by reference. The information contained in Exhibits 99.1 and 99.2 is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Section 9 – Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.

99.1     American Public Education, Inc. press release dated August 28, 2013.

99.2      American Public Education, Inc. slides for investor’s relations conference call dated August 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Public Education, Inc.

Date:	August 28, 2013	By:	/s/ Harry T. Wilkins
Harry T. Wilkins, Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

99.1	American Public Education, Inc. press release dated August 28, 2013

99.2	American Public Education, Inc. slides for investor’s relations conference call dated August 28, 2013.